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                                                                      EXHIBIT 11
                                                                      ----------


                        COMPUTER TASK GROUP, INCORPORATED
                        ---------------------------------

                    COMPUTATION OF DILUTED EARNINGS PER SHARE
                  UNDER THE TREASURY STOCK METHOD SET FORTH IN
               STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 128
                              "EARNINGS PER SHARE"

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                             QUARTER ENDED               THREE QUARTERS ENDED
                                                       SEPT. 29,       SEPT. 24,      SEPT. 29,       SEPT. 24,
                                                         2000            1999           2000            1999
                                                       ---------       ---------      ---------       ---------
Weighted-average number of shares
    outstanding during period                            16,207          16,474         16,140          16,473
Add Common Stock equivalents -
     incremental shares under stock option plans              6             247             80             310
                                                        -------         -------        -------         -------

Number of shares on which diluted
    earnings per share is based                          16,213          16,721         16,220          16,783
                                                        =======         =======        =======         =======

Net income (loss) for the period                        $  (209)        $ 3,530        $(5,832)        $14,546
                                                        =======         =======        =======         =======

Diluted earnings (loss) per share                       $ (0.01)        $  0.21        $ (0.36)        $  0.87
Basic earnings (loss) per share                         $ (0.01)        $  0.21        $ (0.36)        $  0.88

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